UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2009

Arkson Nutraceuticals Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52458	51-0383940
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Chicora Ave, Toronto ON, M5R 1T7
(Address of Principal Executive Office) (Zip Code)

416-928-3095
(Registrant’s telephone number, including area code)

4653 Carmel Mountain Road, Ste 308-129 San Diego, CA 92130
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

On June 3, 2009 David Roff acquired 325,500 common shares from Robert Auduon in a private transaction.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Robert Auduon resigned as the company’s sole officer and director on Wednesday June 3,  2009.  His resignations were not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Mr. David Roff, CA was appointed President, Treasurer and Secretary as well as to the Company’s Board of Directors effective as of Wednesday June 3, 2009. David Roff,  is the co-president of a private consulting and investment firm. David specializes in consulting to small cap public companies. He has been working with or consulting to small cap public companies for over 10 years. David consults to small cap companies on reverse merger, financial, m&a, legal, regulatory, financing and investor relations matters. David is a director of Deep Well Oil & Gas, Inc. and Hudson’s Grill International, Inc. David has a Bachelor of Arts degree from the University of Western Ontario. He is also a Chartered Accountant.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information:
None
(c)	Exhibits:
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Arkson Nutraceuticals Corp.

Date: June 8, 2009	By:	/s/ David Roff
David Roff
President and Director